Exhibit 99.2

EIGHTH ADDENDUM TO APPENDIX A OF
FOURTH AMENDED AND RESTATED SERVICE AGREEMENT

This Eighth Addendum to Appendix A of that certain Fourth Amended and Restated Service Agreement (the "Addendum") is entered into as of this 28th day of February, 2023, by and between Comenity Bank (“Bank”), a Delaware state bank, with its principal place of business at One Righter Parkway, Suite 100, Wilmington, Delaware 19803 and Comenity Servicing LLC (“Servicer”), a Texas Limited Liability Company with its principal place of business at 3095 Loyalty Circle, Columbus Ohio 43219.

RECITALS

WHEREAS, Bank and Servicer entered into that certain Fourth Amended and Restated Service Agreement as of June 1, 2022 (the “Agreement”) to outsource certain services to Servicer; and

WHEREAS, Bank and Servicer desire to modify certain Performance Standards set forth in Exhibit A to the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Bank and Servicer agree as follows:

1.     Performance Standards. Bank and Servicer agree to amend the Performance Standards set forth in Appendix A to the Agreement, such that certain Performance Standards are hereby amended and added as set forth in further detail in Exhibit A hereto.

2.     Effective Date:  The amendments and additions to the Performance Standards, as set forth in Exhibit A hereto, shall be effective as of the first day of the month following the month in which this Addendum is executed.

3.     Miscellaneous.  Capitalized terms not otherwise defined in this Addendum shall have the meanings assigned to them in the Agreement.  Other than as set forth above and in Exhibit A hereto, the parties agree that the Agreement, as amended by this Addendum, shall continue in full force and effect. The parties may execute this Addendum in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

Eighth Addendum to Appendix A of
Fourth Amended and Restated Service Agreement
Comenity Servicing LLC / Comenity Bank

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed by their authorized officers effective as of the date first written above.

Comenity Bank

By: /s/ Baron Schlachter
Name: Baron Schlachter
Title: Comenity Bank President

Comenity Servicing LLC

By:  /s/ Tammy M. McConnaughey
Name: Tammy M. McConnaughey
Title: EVP, Credit Operations and Credit Risk

Eighth Addendum to Appendix A of
Fourth Amended and Restated Service Agreement
Comenity Servicing LLC / Comenity Bank

EXHIBIT A

1.	Amendments and Additions. Set forth below are additional Performance Standards or revisions to existing Performance Standards, all of which shall be incorporated into Appendix A to the Agreement.

Service	Performance Standard	Measuring Period	Amended/ Added
Information Technology Services/Outsourcing

Provide Information Technology services, platform, network, including telecommunications through a secure environment, which can be outsourced to third and fourth parties, including but not limited to:
•Timely Incident Restoration
•Unix/Linux Server Availability
•Windows Server Availability
•Mainframe Availability
•Critical Application Availability
•Data/Voice Connectivity Availability
•Implementation of Critical Security Updates/Patches
•Completion of Critical Batches
•Authorizations
•Other IT services as needed

Provide IT Quality services as listed below;
•Provide management of production defects
•Maintain tracking of Critical and High defects
•Maintain listing of critical applications supporting the Bank(s)
•Maintain oversight of critical application performance
•Provide monitoring of IT fixes implemented
•Other IT Quality Services, as requested

	N/A	N/A	Amended (Service Description)
	Maintain 99% or greater of Critical Patches Applied Within 30 Days	M	Amended
	No more than 1 Critical defect in production for critical applications per release	M	Added
	No more than 1 High defect in production for critical applications per release	M	Added
	No more than 2% of defect fixes required to be re-worked/re-opened per release on critical applications	M	Added
	Maintain 99.5% availability of critical distributed applications and related infrastructure	M	Added

Eighth Addendum to Appendix A of
Fourth Amended and Restated Service Agreement
Comenity Servicing LLC / Comenity Bank